As filed with the Securities and Exchange Commission on February 6, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0430924
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2025 Hamilton Avenue

San Jose, CA 95125

(408) 376-7400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marie Oh Huber

Senior Vice President, Legal Affairs, General Counsel and Secretary

eBay Inc.

2025 Hamilton Avenue

San Jose, CA 95125

(408) 376-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Eric S. Haueter

Sidley Austin LLP

555 California Street

San Francisco, CA 94104

(415) 772-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt securities
Common stock
Preferred stock
Warrants	(1)	(1)	(2)
Depositary shares
Purchase contracts
Units

(1)	Omitted pursuant to Form S-3 General Instruction II.E. Such indeterminate amount of securities is being registered as may from time to time be sold at indeterminate prices or issued from time to time upon conversion, exercise or exchange of securities registered hereby or pursuant to anti-dilution adjustments with respect to any securities registered hereby that provide for such adjustments.
(2)	The registrant is deferring payment of all registration fees in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

PROSPECTUS

eBay Inc.

Debt Securities

Common Stock

Preferred Stock

Warrants

Depositary Shares

Purchase Contracts

Units

We may offer and sell our debt securities, common stock, preferred stock, warrants, depositary shares or purchase contracts, as well as units that include any of these securities, from time to time in one or more offerings. These securities may, if applicable, be convertible into, or exercisable or exchangeable for, other securities described in this prospectus. This prospectus provides you with a general description of the securities that we may offer.

We will provide specific terms of any securities we offer, and the manner in which they are being offered, in supplements to this prospectus, which we refer to as “prospectus supplements.” You should read this prospectus, the documents incorporated and deemed to be incorporated by reference herein, the applicable prospectus supplement and any related free writing prospectus carefully before you invest.

We may offer and sell any of the securities described in this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. If any agents or underwriters are involved in the sale of any of these securities, their names, and any applicable purchase price, commission or discount arrangement between us and them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of these securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on The Nasdaq Global Select Market under the ticker symbol “EBAY.” On February 3, 2017, the last reported sale price of our common stock on The Nasdaq Global Select Market was $32.07 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus and under similar headings in the documents that are incorporated or deemed to be incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 6, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell one or more classes or series of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of some of the terms of the securities we may offer. Each time we sell any securities, we will provide you with a supplement to this prospectus that describes the terms of that offering and the securities being offered. In addition, each prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or any document incorporated or deemed to be incorporated by reference herein and, accordingly, any statement in this prospectus or in any document incorporated or deemed to be incorporated by reference herein will be deemed modified or superseded to the extent that any statement contained in the applicable prospectus supplement or any related free writing prospectus modifies or supersedes that statement. We urge you to read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the documents incorporated and deemed to be incorporated by reference in this prospectus as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities being offered.

The distribution of this prospectus, the applicable prospectus supplement and any related free writing prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus, the applicable prospectus supplement and any related free writing prospectus come should inform themselves about and observe any such restrictions. No action has been or will be taken by us or by any underwriter, agent or dealer involved in the distribution of any securities that would permit a public offering of the securities or the possession or distribution of this prospectus or any related prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than the United States. Neither this prospectus nor any related prospectus supplement or free writing prospectus constitutes, and none of the foregoing may be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should rely only on the information contained and incorporated and deemed to be incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus. We have not authorized any person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriters, agents or dealers involved in the distribution of any securities will not be, making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated and deemed to be incorporated by reference herein, the applicable prospectus supplement and any related free writing prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus, the documents incorporated and deemed to be incorporated by reference herein, any prospectus supplement and any related free writing prospectus include or may include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included in this prospectus, the documents incorporated and deemed to be incorporated by reference herein, any prospectus supplement and any related free writing prospectus are the property of their respective owners.

Unless we otherwise specify or the context otherwise requires, references in this prospectus to “we,” “us,” “our” or “eBay” refer to the current Delaware corporation (eBay Inc.) and its California predecessor, as well as all of our consolidated subsidiaries; and references in this prospectus to “eBay Inc.” refer to eBay Inc. excluding its subsidiaries.

EBAY INC.

This following highlights information contained elsewhere in this prospectus or contained in documents incorporated or deemed to be incorporated by reference herein and does not contain all of the information that you should consider in your evaluation of an investment in our securities. You should read carefully this prospectus, including the information set forth under the heading “Risk Factors,” the documents incorporated and deemed to be incorporated by reference in this prospectus, the related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

eBay Inc. was formed as a sole proprietorship in September 1995 and was incorporated in California in May 1996. In April 1998 we reincorporated in Delaware and in September 1998 we completed the initial public offering of our common stock.

We are a global commerce leader, which includes our Marketplace, StubHub and Classifieds platforms. Collectively, we connect millions of buyers and sellers around the world. The technologies and services that power our platforms are designed to enable sellers worldwide to organize and offer their inventory for sale, and buyers to find and purchase it, virtually anytime and anywhere.

Our principal executive offices are located at 2025 Hamilton Avenue, San Jose, California 95125 and our telephone number is (408) 376-7400. Our internet address is www.ebay.com. Our investor relations website is located at https://investors.ebayinc.com. The information contained in, or that can be accessed through, any of our websites is not part of this prospectus, the registration statement of which this prospectus is a part, any document incorporated or deemed to be incorporated by reference herein, any prospectus supplement or any related free writing prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should consider carefully the risks and uncertainties set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, if any, which are incorporated or deemed to be incorporated by reference in this prospectus and may be obtained as described under “Where You Can Find More Information,” and any risk factors that may be set forth in the applicable prospectus supplement, any related free writing prospectus and any other documents that are incorporated or deemed to be incorporated by reference herein, as well as the other information contained in this prospectus, the documents incorporated and deemed to be incorporated by reference herein, the applicable prospectus supplement and any related free writing prospectus. Each of these risks could have a material adverse effect on our business, results of operations and financial condition and the occurrence of any of these risks might cause you to lose all or part of your investment in our securities. In addition, the information contained in this prospectus, the applicable prospectus supplement, any related free writing prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus include forward-looking statements that involve risks and uncertainties. We refer you to the “Forward-Looking Statements” section of this prospectus, as well as the “Forward-Looking Statements” or other comparable sections in the applicable prospectus supplement, any related free writing prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus, for information regarding some of the risks and uncertainties inherent in forward-looking statements. Our actual results could differ materially from those expressed in or implied by the forward-looking statements as a result of many factors, including the risks described under the caption “Risk Factors” in the documents referred to above and the risks described elsewhere in this prospectus, the applicable prospectus supplement, any related free writing prospectus and the documents incorporated and deemed to incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated and deemed to be incorporated by reference herein contain, and any prospectus supplement and related free writing prospectus may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference in this prospectus, any prospectus supplement or related free writing prospectus, including statements that involve expectations, plans or intentions (such as those relating to future business, future results of operations or financial condition, new or planned features or services, or management strategies), are forward-looking statements. You can identify these forward-looking statements by words such as “may,” will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. We have based these forward-looking statements on our expectations and projections about future conditions, events or results at the respective dates of the documents in which they appear. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. Such risks and uncertainties include, among others, those discussed in the sections entitled “Risk Factors” in this prospectus, in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and may be obtained as described below under “Where You Can Find More Information,” and, if applicable, in the applicable prospectus supplement and any related free writing prospectus, as well as the risks and uncertainties discussed in our consolidated financial statements, related notes and the other information included in this prospectus, the applicable prospectus supplement, any related free writing prospectus and the documents incorporated and deemed to be incorporated by reference herein.

These forward-looking statements speak only as of the respective dates of the documents in which they appear. We do not intend, and undertake no obligation, to update any such forward-looking statements to reflect actual results or future results or circumstances. Given these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus, any documents incorporated or deemed to be incorporated by reference herein, any prospectus supplement or any free writing prospectus.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any related free writing prospectus, we anticipate using the net proceeds we receive from the sale of our securities described in this prospectus for general corporate purposes, which may include working capital, acquisitions, capital expenditures, repayment of indebtedness and repurchases of our common stock.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated below. For purposes of determining the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before income taxes, noncontrolling interest and income/loss of equity method investees plus fixed charges. “Fixed charges” consist of interest expense and our estimate of an appropriate portion of rentals representative of the interest factor. The estimate of interest within rental expense is estimated to be one-third of rental expense. No shares of our preferred stock were outstanding during any of the periods set forth in the following table. Accordingly, our ratios of earnings to combined fixed charges and preferred stock dividends for those periods are the same as the ratios appearing in the following table.

	Year Ended December 31,
	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges	28.3x	21.8x	18.2x	15.1x	15.5x

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities and the related indenture (as defined below). When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus and, if applicable, one or more free writing prospectuses relating to such series and such description will supplement and, to the extent inconsistent with any portion of the description of our debt securities and the indenture contained in this prospectus, supersede the applicable portion of the description contained in this prospectus.

The debt securities will be issued under an indenture dated as of October 28, 2010 (the “base indenture”), as amended and supplemented by a supplemental indenture dated as of October 28, 2010 (the “supplemental indenture;” the base indenture, as amended and supplemented by the supplemental indenture, is hereinafter called the “indenture”), each between us and Wells Fargo Bank, National Association, as trustee. We have described some of the provisions of the indenture and the debt securities below. This description is not complete and is subject to, and qualified in its entirety by reference to, the indenture and the form of debt security, which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part and may be obtained as described under “Where You Can Find More Information.” You should read the indenture and the form of debt security for a complete statement of the provisions described in this prospectus and for other provisions that may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. In the following description, we have included references to some of the section numbers of the base indenture and the supplemental indenture so that you can easily locate those provisions.

References in this section to “eBay,” “eBay Inc.,” “we,” “our” and “us” and similar references mean eBay Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors or a committee thereof, and set forth or determined in the manner provided in a resolution of our board of directors or a committee thereof, an officers’ certificate or a supplemental indenture. (Section 2.2 of the base indenture)

An unlimited aggregate principal amount of debt securities may be issued under the indenture. We may issue debt securities under the indenture from time to time in one or more series with the same or various maturities, interest rates, public offering prices and other terms and provisions. We need not issue all debt securities of one series at the same time. In addition, unless otherwise provided in the applicable prospectus supplement, we may, without the consent of the holders or beneficial owners of the debt securities of any series, reopen a series of debt securities and issue additional debt securities of that series from time to time. Any such additional debt securities of any series, together with the debt securities of that series previously issued, will constitute a single series of debt securities under the indenture. We will set forth in a prospectus supplement and, if applicable, one or more free writing prospectuses relating to any series of debt securities being offered, the aggregate principal amount and other terms of the debt securities of that series, which may include the following, if applicable:

•	the title of the debt securities of that series;

•	the price or prices at which the debt securities of that series will be offered to the public;

•	any limit on the aggregate principal amount of the debt securities of that series;

•	the date or dates on which we will pay the principal of the debt securities of that series;

•

the rate or rates (which may be fixed or variable) or the method used to determine the rate or rates at which the debt securities of that series will bear interest, if any; the date or dates from which interest, if any, will accrue; the date or dates on which interest, if any, will be payable; and any regular record date for the interest payable on any interest payment date;

•	our right, if any, to defer payment of interest, if any, on the debt securities of that series and the length of any deferral period;

•	the terms and conditions upon which we may redeem the debt securities of that series;

•	any obligation we may have to redeem or repurchase the debt securities of that series pursuant to any sinking fund or analogous provisions or at the option of the holders of debt securities of that series;

•	the denominations in which the debt securities of that series will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the portion of principal amount of the debt securities of that series payable upon acceleration of the maturity thereof, if other than the entire principal amount;

•	the currency of denomination of the debt securities of that series, if other than U.S. dollars;

•	the currency or currencies in which payment of principal of and premium and interest, if any, on the debt securities of that series will be made, if other than U.S. dollars;

•	if payments of principal of or premium or interest, if any, on the debt securities of that series will be made in one or more currencies, other than that or those in which the debt securities of that series are denominated, the manner in which the currency exchange rate with respect to those payments will be determined;

•	the manner in which the amounts of payments of principal of or premium or interest, if any, on the debt securities of that series will be determined, if those amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or other index;

•	any provisions relating to any collateral provided as security for the payment of the debt securities of that series;

•	any additions to or changes in the events of default described in this prospectus or in the indenture with respect to the debt securities of that series;

•	any provisions for the conversion of the debt securities of that series into, or the exchange of the debt securities of that series for, other securities (including, without limitation, other securities described in this prospectus) or property;

•	any additions to or changes in the covenants described in this prospectus or in the indenture with respect to the debt securities of that series; and

•	any other terms of the debt securities of that series, which may supplement, modify or delete any provision of the indenture as it applies to that series. (Section 2.2 of the base indenture)

Without limitation to the foregoing, the terms of the debt securities of any series described in a prospectus supplement or free writing prospectus may modify, supplement or supersede any of the terms of the debt securities or the indenture described in this prospectus.

Unless otherwise stated in the applicable prospectus supplement, interest on the debt securities of each series will be computed on the basis of a 360-day year comprised of twelve 30-day months.

In addition, the indenture will allow us to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be described in the relevant prospectus supplement. We may issue debt securities (which we refer to as “discount securities”) that provide for an amount less than their stated principal amount to be due and payable upon acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations applicable to any such discount securities in the applicable prospectus supplement.

Ranking

Unless otherwise specified in the prospectus supplement relating to a particular series of debt securities, the debt securities of each series will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. The debt securities of each series will be effectively subordinated in right of payment to all of our secured indebtedness, if any, to the extent of the value of the collateral securing that indebtedness and will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries, which are separate legal entities having no contractual obligation to pay any amounts due pursuant to the debt securities or to make funds available for such purpose.

Form; Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement:

•	the debt securities of each series will be issued in fully registered form without coupons and in the form of one or more global debt securities (“global securities”) registered in the name of The Depository Trust Company (“DTC”) or its nominee, and

•	investors will not be entitled to receive debt securities of such series in definitive certificated form (“certificated securities”) or to have debt securities of such series registered in their names except under the limited circumstances described below under “Book-Entry Form and Transfer.”

For additional information concerning global securities, see “Book-Entry Form and Transfer” below.

Debt securities may be surrendered for registration of transfer or exchange at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of debt securities (except as otherwise expressly provided by the indenture), but we may (subject to limited exceptions) require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7 of the base indenture)

The indenture provides that neither we nor any registrar for the debt securities will be required (a) to issue, register the transfer of or exchange debt securities of any series during the period beginning at the opening of business 15 days preceding the mailing of a notice of redemption of debt securities of that series and ending at the close of business on the day of that mailing or (b) to register the transfer of or exchange debt securities (or portions thereof) selected, called or being called for redemption or, if applicable, surrendered for repurchase by us at the option of the holder, except any portion thereof not so selected, called or being called or so surrendered. (Section 2.7 of the base indenture)

The indenture provides that, prior to due presentment of a debt security for registration of transfer, we, the trustee and any agent of ours or the trustee may treat the person in whose name such debt security is registered in the register maintained for that purpose as the owner of such debt security for the purpose of receiving payment of the principal of and premium and interest, if any, on such debt security and for all other purposes whatsoever, whether or not any payment with respect to such debt security shall be overdue, and neither we, the trustee nor any agent of ours or the trustee shall be affected by notice to the contrary. (Section 2.16 of the base indenture)

No Sinking Fund or Protection In the Event of a Change of Control

Unless otherwise stated in the prospectus supplement relating to a particular series of debt securities, the debt securities will not be entitled to the benefit of any sinking fund, will not be subject to repurchase by us at the option of the holders prior to maturity and, except to the limited extent described under “Covenants—Consolidation, Merger and Sale of Assets” below, will not be entitled to the benefit of any provisions which are intended to protect holders of debt securities in the event of a change of control of eBay or a highly leveraged transaction (whether or not related to a change in control) involving eBay.

Covenants

The following covenants will apply to the debt securities of each series unless otherwise expressly stated in the applicable prospectus supplement.

Limitation on Liens

In the indenture, we covenant and agree, for the benefit of the holders of the debt securities of each series, that we will not, nor will we permit any Significant Subsidiary to, issue, incur, create, assume or guarantee any debt for borrowed money (including debt for borrowed money evidenced by bonds, debentures, notes or similar instruments) (collectively, “Debt”) secured by a mortgage, deed of trust, security interest, pledge, lien, charge or similar encumbrance (each, a “Lien”) upon any Principal Property, shares of Capital Stock of any Significant Subsidiary or intercompany Debt owed by any Significant Subsidiary to us or any of our other Subsidiaries (“Intercompany Debt”) (whether such Principal Property, shares of Capital Stock or Intercompany Debt is existing or owed on the date the debt securities of such series are first issued or thereafter created or acquired), without in any such case effectively providing, substantially concurrently with or prior to the issuance, incurrence, creation, assumption or guarantee of any such secured Debt or the grant of such Lien securing any such secured Debt, that the debt securities of such series (together with, if we shall so determine, any other indebtedness or other obligations (including, without limitation, debt securities of other series issued under the indenture) of or guarantees by us or any Significant Subsidiary ranking equally in right of payment with the debt securities of such series or any such guarantee) shall be secured equally and ratably with (or, at our option, prior to) such secured Debt (but only so long as such secured Debt is so secured). The foregoing restriction, however, will not apply to any of the following:

(1) Liens on property, Capital Stock, Debt or other assets of any person existing at the time such person becomes a Subsidiary of ours, provided that such Liens are not incurred in anticipation of such person becoming a Subsidiary of ours and do not extend to any assets other than those of such person;

(2) Liens on property, Capital Stock, Debt or other assets existing at the time of acquisition thereof (including, without limitation, by merger, consolidation or acquisition of Capital Stock) by us or a Subsidiary of ours, or Liens thereon to secure the payment of all or any part of the purchase price thereof, or Liens on property, Capital Stock, Debt or other assets to secure any Debt incurred prior to, at the time of, or within 18 months after, the latest of the acquisition (including, without limitation, by merger, consolidation or acquisition of Capital Stock) thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements, as the case may be;

(3) Liens in favor of, or which secure Debt owing to, us or any of our Subsidiaries;

(4) Liens existing on the date the debt securities of such series were first issued;

(5) Liens on property of a person existing at the time such person is merged with or into, or consolidated with, us or a Subsidiary of ours or otherwise acquired by us or a Subsidiary of ours or at the time of a sale, lease or other disposition of the properties of any person as an entirety or substantially as an entirety to us or a Subsidiary of ours, provided that such Liens were not incurred in anticipation of such merger, consolidation, sale, lease or other disposition and do not extend to any assets other than those of the person merged with or into, or consolidated with, us or a Subsidiary of ours or such property sold, leased or disposed of;

(6) Liens in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price of or the cost of constructing or improving the property subject to such Liens;

(7) Liens securing the debt securities of such series;

(8) Liens created in connection with a project financed with, or created to secure, Non-recourse Obligations;

(9) Liens to secure bonds, notes, debentures or similar instruments on which the interest is exempt from federal income tax; and

(10) extensions, renewals, refinancings or replacements (in whole or in part) of any Liens or Debt which is secured by Liens that were permitted to be incurred by the indenture; provided, however, that (a) the principal or accreted amount of any Debt of ours or any of our Significant Subsidiaries secured by such Lien immediately after such extension, renewal, refinancing or replacement shall not exceed the sum of the principal or accreted amount, as the case may be, of any Debt of ours or any of our Significant Subsidiaries so secured immediately prior to such extension, renewal, refinancing or replacement plus any costs and expenses (including, without limitation, any fees, premiums and penalties) related to such extension, renewal, refinancing or replacement and (b) such extension, renewal, refinancing or replacement Liens are limited to all or part of the same Principal Property (and any improvements thereon), shares of Capital Stock of any Significant Subsidiary or Intercompany Debt which secured any Debt of ours or any of our Significant Subsidiaries immediately prior to such extension, renewal, refinancing or replacement.

Notwithstanding the foregoing, we and our Significant Subsidiaries may, without securing the debt securities of such series or any other debt securities issued under the indenture, issue, incur, create, assume or guarantee Debt secured by any Liens which would otherwise be subject to the restrictions set forth in the immediately preceding paragraph if, immediately after giving effect thereto and, if applicable, to the application of any proceeds therefrom to repay Debt on a pro forma basis, our Aggregate Debt does not exceed the greater of (1) 20% of our Consolidated Net Tangible Assets, determined as of the date of such issuance, incurrence, creation, assumption or guarantee, and (2) $500 million. (Section 4.1 of the supplemental indenture)

Limitation on Sale and Lease-Back Transactions

In the indenture, we covenant and agree, for the benefit of the holders of the debt securities of each series, that we will not, nor will we permit any Significant Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, unless:

(1) such Sale and Lease-Back Transaction involves a lease for a term of not more than three years;

(2) such Sale and Lease-Back Transaction is between us and one of our Subsidiaries or between any Subsidiaries of ours;

(3) we or such Significant Subsidiary would be entitled, at the time of such Sale and Lease-Back Transaction, to incur Debt secured by a Lien on the Principal Property involved in such Sale and Lease-Back Transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the debt securities of such series, pursuant to the first paragraph under “—Limitation on Liens” above;

(4) we or any of our Subsidiaries applies an amount equal to the net proceeds of such Sale and Lease-Back Transaction within 365 days after such Sale and Lease-Back Transaction to any of (or a combination of) (i) the prepayment or retirement of the debt securities of such series, (ii) the prepayment or retirement of other bonds, notes, debentures or similar instruments (including, without limitation, debt securities of any other series issued under the indenture) or Debt of ours or a Subsidiary of ours (other than bonds, notes, debentures, similar instruments or Debt of ours that is by its terms subordinated in right of payment to the debt securities of such series) that by its terms matures more than 12 months after its creation or (iii) the purchase, construction, development, expansion or improvement of properties or facilities that are used in or useful to our business or the business of any of our Subsidiaries; or

(5) such Sale and Lease-Back Transaction was entered into on or prior to the date the debt securities of such series were first issued.

Notwithstanding the foregoing, we and our Significant Subsidiaries may, without securing the debt securities of such series or any other debt securities issued under the indenture, enter into a Sale and Lease-Back Transaction which would otherwise be subject to the restrictions set forth in the immediately preceding paragraph if, immediately after giving effect thereto and, if applicable, to the application of any proceeds therefrom to repay Debt on a pro forma basis, our Aggregate Debt does not exceed the greater of (1) 20% of our Consolidated Net Tangible Assets, determined as of the date of such Sale and Lease-Back Transaction, and (2) $500 million. (Section 4.1 of the supplemental indenture)

Consolidation, Merger and Sale of Assets

In the indenture, we covenant and agree, for the benefit of the holders of the debt securities of each series, that we will not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•	we are the surviving person or the successor person (if other than us) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes our obligations under the debt securities of each series and the indenture;

•	immediately after giving effect to the transaction, no event of default (as defined below), and no event which, after notice or lapse of time or both, would be an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Notwithstanding the above, any Subsidiary of eBay Inc. may consolidate with, merge into or convey, transfer or lease all or part of its properties or assets to eBay Inc. or any other Subsidiary of eBay Inc.

Upon compliance with the provisions above, the successor person (if other than eBay) will succeed to and be substituted for and may exercise every right and power of us under the debt securities and the indenture with the same effect as if such successor person had been the original obligor under the debt securities and the indenture, and thereafter (except in the case of a lease) we will be released from all obligations and covenants under the debt securities and the indenture. (Section 5.1 of the base indenture)

Certain Definitions

As used in this “Description of Debt Securities” section, the following terms have the meanings set forth below.

“Aggregate Debt” means, with respect to the debt securities of any series, the sum of the following, calculated as of the date of determination on a consolidated basis in accordance with GAAP:

(1)	the aggregate amount of then outstanding Debt of us and our Significant Subsidiaries incurred after the date the debt securities of such series were first issued and secured by Liens not permitted under the first paragraph under “—Limitation on Liens” above, and

(2)	the aggregate amount of Attributable Debt of us and our Significant Subsidiaries then outstanding in respect of Sale and Lease-Back Transactions entered into by us and our Significant Subsidiaries after the date the debt securities of such series were first issued pursuant to the second paragraph under “—Limitation on Sale and Lease-Back Transactions” above.

“Attributable Debt” with regard to a Sale and Lease-Back Transaction with respect to any Principal Property means, at the time of determination, the lesser of:

(1)	the fair market value (as determined in good faith by our board of directors, which term, as defined in the indenture, includes committees thereof) of the Principal Property subject to such Sale and Lease-Back Transaction; and

(2)	the present value of the total net amount of rent required to be paid under the applicable lease during the remaining contractual term thereof (including any period for which such lease has been extended but subject to the last sentence of this subparagraph), discounted at the rate of interest per annum set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne (at the time of determination) by the debt securities then outstanding under the indenture) compounded semi-annually (assuming a 360-day year consisting of twelve 30 day months). For purposes of clarity, it is understood and agreed that (a) the total net amount of rent required to be paid under, and the term of, the applicable lease shall be determined upon the basis of the contractual terms of such lease and shall not be affected by the fact that all or any portion of such rent may, under GAAP, be characterized as interest or some other amount or that the amount of such rent or the term of such lease, as determined under GAAP, may be different from the amount of rent or the term specified by the contractual terms of such lease and (b) the total net amount of rent shall exclude any amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of maintenance, repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee contingent upon the amount of sales or similar contingent amounts. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such total net amount of rent shall be the lesser of (1) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the present value, calculated as provided above, of the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (2) the net amount determined assuming no such termination, in each case determined in accordance with the contractual terms of such lease.

“Capital Stock” of any person means any and all shares, interests, participations or other equivalents (however designated) in the equity of such person.

“Consolidated Net Tangible Assets” means, as of any date on which we effect a transaction requiring such Consolidated Net Tangible Assets to be measured under the indenture, the aggregate amount of assets (less applicable reserves) after deducting therefrom (a) all current liabilities, except for current maturities of long-term debt and obligations under capital leases, and (b) all intangible assets (including goodwill), to the extent included in said aggregate amount of assets, all as set forth in the most recent consolidated balance sheet of us and our consolidated Subsidiaries prepared in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q (in each case as amended, if applicable) filed by us with the Securities and Exchange Commission (or any successor thereto) or if, at such date, we shall have ceased filing such reports with the Securities and Exchange Commission (or any successor thereto), our then most recent consolidated annual or quarterly balance sheet prepared in accordance with GAAP.

“GAAP” means accounting principles generally accepted in the United States of America, which are in effect as of the date of application thereof.

“holder” means any person in whose name a debt security is registered.

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us or any of our Subsidiaries or (2) the financing of a project involving the development or expansion of properties of ours or any of our Subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any Subsidiary of ours or to our or any such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or any other entity, including any government or any agency or political subdivision thereof.

“Principal Property” means (1) our principal corporate office (whether owned on the date of the indenture or thereafter acquired, and including any leasehold interest therein) and (2) each data center, service and support facility or research and development facility (in each case, whether owned on the date of the indenture or thereafter acquired) which is owned by or leased to us or any of our Subsidiaries and is located within the United States of America, unless, with respect to clause (2), our board of directors (which term, as defined in the indenture, includes committees thereof) has determined in good faith that such center or facility is not of material importance to the total business conducted by us and our Subsidiaries, taken as a whole; provided, however, that any such center or facility (a) owned by us or any of our Subsidiaries for which the book value (less accumulated depreciation) on the date as of which the determination is being made is equal to or less than 1.0% of our Consolidated Net Tangible Assets as of such date, all determined in accordance with GAAP, or (b) leased by us or any of our Subsidiaries for which the annual lease obligation on the date as of which the determination is being made is equal to or less than $2.0 million shall in no event be deemed a Principal Property.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by us or any Significant Subsidiary of ours of any Principal Property, whether owned on the date of the indenture or thereafter acquired, which Principal Property has been or is to be sold or transferred by us or such Significant Subsidiary of ours to such person with the intention of taking back a lease of such Principal Property.

“Significant Subsidiary” means any Subsidiary of ours that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X as promulgated by the Securities and Exchange Commission (or any successor thereto) or any successor to such Rule.

“Subsidiary” of any specified person means any corporation, partnership, limited liability company or other entity of which more than 50% of the total voting power of outstanding shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) is at the time owned (and, in the case of a partnership, more than 50% of whose total general partnership interests then outstanding is at the time owned), directly or indirectly, by such person or other Subsidiaries of such person or a combination thereof and, in the case of an entity other than a corporation or a partnership, such person has the power to direct, directly or indirectly, the policies, management and affairs of such entity.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “event of default” with respect to the debt securities of any series means any of the following:

•	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of such 30-day period); or

•	default in the payment of principal of or premium (if any) on any debt security of that series when due and payable; or

•	default in the performance or breach of any covenant or warranty of ours in the indenture (other than a covenant or warranty for which the consequences of nonperformance or breach are addressed by another event of default applicable to debt securities of that series and other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default or breach continues uncured for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series, a written notice containing the statements required by the indenture; or

•	certain events of bankruptcy, insolvency or reorganization of eBay; or

•	any other event of default with respect to the debt securities of that series that is specified in a resolution of our board of directors (or a committee thereof), supplemental indenture or officer’s certificate establishing the terms of the debt securities of that series as provided in the indenture and described in the applicable prospectus supplement. (Section 6.1 of the base indenture)

No event of default with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration of the debt securities of one or more series under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to the debt securities of any series at the time outstanding occurs and is continuing (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of eBay), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal (or, if any debt securities of that series are discount securities, such portion of the principal as may be specified in the terms of such debt securities) of and accrued and unpaid interest, if any, on all of the debt securities of that series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the holders). If an event of default resulting from certain events of bankruptcy, insolvency or reorganization of eBay occurs and is continuing with respect to the debt securities of any series, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of debt securities of such series. At any time after acceleration with respect to debt securities of any series has occurred and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such acceleration and its consequences if all events of default with respect to the debt securities of such series, other than non-payment of the principal and interest, if any, of the debt securities of such series which have become due solely by such acceleration, have been cured or waived as provided in the indenture. (Section 6.2 of the base indenture) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (Section 7.2(f) of the base indenture) Subject to certain rights of the trustee and to certain conditions specified in the indenture, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12 of the base indenture)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or the debt securities of such series, or for the appointment of a receiver, trustee or similar official, or for any other remedy under the indenture, unless:

•	that holder has previously given written notice to the trustee of a continuing event of default with respect to debt securities of that series;

•	the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 90 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 90-day period by holders of a majority in principal amount of the outstanding debt securities of that series. (Section 6.7 of the base indenture)

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium and interest, if any, on that debt security on the due dates expressed in that debt security and to institute suit for the enforcement of any such payment. (Section 6.8 of the base indenture)

The indenture requires that we deliver to the trustee, within 120 days after the end of each of our fiscal years, an officers’ certificate stating whether or not, to the knowledge of the signers thereof, we are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if we are in default, specifying all such defaults and the nature and status thereof of which the signers may have knowledge. The indenture also requires that, so long as any debt securities are outstanding, we deliver to the trustee promptly upon becoming aware of any default or event of default under the indenture, an officers’ certificate specifying such default or event of default and what action we are taking or propose to take with respect thereto. (Section 4.3 of the base indenture) The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default with respect to debt securities of that series (except a default in payment of principal of or premium or interest, if any, on any debt securities of that series) if it in good faith determines that withholding notice is in the interest of the holders of the debt securities of that series. (Section 7.5 of the base indenture)

Modification and Waiver

We and the trustee may enter into a supplemental indenture in order to amend or supplement the indenture with respect to the debt securities of one or more series or amend or supplement the debt securities of one or more series, without notice to or the consent of any holders of any debt securities, to:

•	cure any ambiguity, defect or inconsistency;

•	make any change that does not adversely affect the rights of any holder of debt securities in any material respect;

•	comply with the provisions described above under “Covenants—Consolidation, Merger and Sale of Assets;”

•	provide for the issuance of uncertificated debt securities in addition to or in place of certificated debt securities or reflect any changes in the rules or procedures of any depositary for global securities;

•	add to the covenants or the events of default for the benefit of holders of all or any series of debt securities or surrender any right or power conferred on us by the indenture with respect to the debt securities of one or more series or to secure the debt securities of one or more series or to provide guarantees for the benefit of one or more series of debt securities;

•	amend or supplement any of the provisions of the indenture in respect of one or more series of debt securities, provided, however, that any such amendment or supplement either (A) shall not apply to any outstanding debt security of any series issued prior to the date of such amendment or supplement and entitled to the benefit of such provision or (B) shall become effective only if or when, as the case may be, there is no outstanding debt security of any series issued prior to the date of such amendment or supplement and entitled to the benefit of such provision;

•	establish the form and terms of any series of debt securities as permitted by the indenture;

•	evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

•	supplement any provisions of the indenture as is necessary to permit or facilitate the legal defeasance, covenant defeasance or satisfaction and discharge of any debt securities as described below under “Defeasance of Debt Securities and Certain Covenants” or “Satisfaction and Discharge;” and

•	comply with the requirements of the Securities and Exchange Commission or any applicable law or regulation in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or conform the indenture with any other mandatory provision of law or regulation, or conform the indenture or the debt securities of any series to the description thereof contained in any applicable prospectus, prospectus supplement, free writing prospectus, offering memorandum, term sheet or other offering document. (Section 9.1 of the base indenture)

We and the trustee may enter into supplemental indentures for the purpose of supplementing or amending in any manner the indenture with respect to the debt securities of any series, or supplementing or amending the debt securities of any series, with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of such series; provided that no such consent of holders of debt securities shall be required for any amendment or supplement described in the immediately preceding paragraph. In addition, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with any covenants or other provisions of the indenture and the debt securities of such series.

However, the indenture provides that, subject to the provisions described in the next succeeding paragraph, an amendment, supplement or waiver described in the immediately preceding paragraph affecting the debt securities of any series may not, without the consent of the holder of each debt security of such series then outstanding:

•	reduce the rate of or extend the time for payment of interest (including default interest, if any) on any debt security of that series;

•	reduce the principal of or premium on or change the stated maturity of any debt security of that series or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any debt securities of that series;

•	reduce the principal amount of any discount securities of that series payable upon acceleration of its maturity;

•	waive a default or event of default in the payment of the principal of or premium or interest, if any, on any debt security of that series (except a rescission of acceleration of the debt securities of such series by the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest, if any, on any debt security of such series payable in a currency other than that stated in such debt security;

•	make any change, insofar as relates to the debt securities of that series, to the provisions of the indenture relating to, among other things, the right of holders of debt securities of that series to receive payment of the principal of, and premium and interest, if any, on, the debt securities of that series when due and to institute suit for the enforcement of any such payment or relating to waivers of past defaults and events of default with respect to the debt securities of that series;

•	reduce the amount payable upon the redemption of any debt security of that series at our option or the repayment of any debt security of that series at the option of the holder; or

•	reduce the percentage in principal amount of debt securities of that series, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to supplement or amend the indenture with respect to the debt securities of that series, or to waive any past default or event of default with respect to the debt securities of that series. (Section 9.3 of the base indenture)

The indenture provides that any amendment, supplement or waiver shall bind every holder of debt securities of each series affected by such amendment, supplement or waiver unless it is of the type, or relates to any of the matters, described in any of the bullet points in the immediately preceding paragraph. In that case then, anything in the indenture to the contrary notwithstanding, the amendment, supplement or waiver shall bind every holder of a debt security who has consented to it and every subsequent holder of a debt security or portion of a debt security that evidences the same debt as the consenting holder’s debt security. (Section 9.5 of the base indenture)

The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default or event of default under the indenture with respect to that series and its consequences, except a default or event of default in the payment of the principal of, or premium or interest, if any, on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration of the debt securities of that series and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13 of the base indenture)

Defeasance of Debt Securities and Certain Covenants

The indenture provides that, upon satisfaction of the conditions specified in the indenture, we shall be deemed to have paid and discharged the entire indebtedness on all outstanding debt securities of any series on the 91st day after the date of the deposit referred to in clause (a) under “—Conditions to Legal Defeasance and Covenant Defeasance” below with respect to the debt securities of such series and the provisions of the indenture, as it relates to the outstanding debt securities of such series, shall no longer be in effect except for:

•	the rights of holders of debt securities of such series to receive, solely from the funds described in clause (a) under “—Conditions to Legal Defeasance and Covenant Defeasance” below, payment of the principal of and premium and interest, if any, on the outstanding debt securities of such series when due; and

•	a limited number of other provisions of the indenture, including provisions relating to transfers and exchanges of, and the maintenance of a registrar and paying agent for, the debt securities of such series and the replacement of stolen, lost or mutilated debt securities of such series.

We sometimes refer to this as “legal defeasance.” Upon the legal defeasance of the debt securities of any series, we will be discharged from our obligations to make payments on the debt securities of such series and (subject to the exceptions as described above) all of our other obligations under the indenture with respect to the debt securities of such series.

The indenture further provides that, upon satisfaction of the conditions specified in the indenture, we will be released from our obligations under, and may omit to comply with, the covenants described under the heading “Covenants” above and certain other covenants in the indenture with respect to the debt securities of any series, as well as any additional covenants applicable to the debt securities of such series which may be identified in the applicable prospectus supplement as being subject to covenant defeasance, and the failure to comply with any such covenants shall not constitute a default or event of default with respect to any debt securities of such series. We sometimes refer to this as “covenant defeasance.”

Conditions to Legal Defeasance and Covenant Defeasance. In order to effect legal defeasance or covenant defeasance of the debt securities of any series, we must, among other things:

(a)	deposit with the trustee money and/or U.S. government obligations or, in the case of debt securities of any series denominated in a currency other than U.S. dollars, money and/or foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide an amount in cash sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge each installment of principal of, premium and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the dates those payments are due or, if applicable, any redemption date;

(b)	in the case of legal defeasance, deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, legal defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, legal defeasance and discharge had not occurred; and

(c)	in the case of covenant defeasance, deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred. (Sections 8.3 and 8.4 of the base indenture)

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of an event of default (including an event of default due to our failure to comply with any covenant that remains in effect following such covenant defeasance), the amount of money and/or U.S. government obligations or foreign government obligations, as the case may be, on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series on the dates those payments are due or, if applicable, a redemption date, but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

When we use the term “U.S. government obligations,” we mean:

•	securities which are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which in the case of (a) and (b) are not callable or redeemable at the option of the issuer thereof; and

•	depository receipts issued by a bank or trust company as custodian with respect to any such U.S. government obligations or a specific payment of interest on, or principal of or other amount payable with respect to, such U.S. government obligations held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. government obligation or the specific payment of interest on or principal of or other amount payable with respect to the U.S. government obligation evidenced by such depository receipt.

Satisfaction and Discharge

The indenture will cease to be of any further effect with respect to any series of debt securities if:

•	all outstanding debt securities of such series have (subject to certain exceptions) been delivered to the trustee for cancellation; or

•	all outstanding debt securities of such series not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, have been called for redemption or are to be called for redemption within one year, or have been legally defeased as described above under “Defeasance of Debt Securities and Certain Covenants,” and (except in the case of debt securities that have been legally defeased) we have deposited with the trustee an amount sufficient to pay the principal of, and premium and interest, if any, on, such debt securities to the date of such deposit (in the case of debt securities which have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be;

and, in either case, we also pay or cause to be paid all other sums payable under the indenture by us with respect to the debt securities of that series and satisfy certain other conditions specified in the indenture. We sometime refer to this as “satisfaction and discharge.” (Section 8.1 of the base indenture)

Notwithstanding the satisfaction and discharge of the indenture with respect to the debt securities of any series, a limited number of provisions of the indenture shall remain in effect, including provisions relating to transfers and exchanges of, and the maintenance of a registrar and paying agent for, debt securities, and the replacement of stolen, lost or mutilated debt securities.

Repayment of Unclaimed Funds

The indenture provides that the trustee and any paying agent shall pay to us upon request any money, U.S. government obligations or foreign government obligations held by them for payment of principal, interest or premium, if any, or any sinking fund payment on any debt securities that remain unclaimed for two years after the respective dates such principal, interest or premium, if any, or sinking fund payment shall have become due and payable. Thereafter, holders of debt securities entitled to those payments must look to us for payment as general creditors unless an applicable abandoned property law designates another person. (Section 8.5 of the base indenture)

Legal Holidays

Unless otherwise provided in the applicable prospectus supplement, if a payment date for any debt security is not a business day (as defined in the indenture) at a place of payment, payment may be made at that place on the next succeeding business day, and no interest shall accrue for the intervening period.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

No Recourse Against Others

The indenture provides that a director, officer, employee or stockholder, as such, of ours shall not have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, in respect of or by reason of such obligations or their creation. The indenture further provides that each holder of debt securities, by accepting a debt security, waives and releases all such liability and that such waiver and release are part of the consideration for the issuance of the debt securities.

Concerning Our Relationship with the Trustee

Wells Fargo Bank, National Association, the trustee, provides commercial and investment banking services to us and our subsidiaries from time to time. In that regard, Wells Fargo Bank, National Association serves as a lender under our unsecured revolving credit facility.

DESCRIPTION OF CAPITAL STOCK

Under our amended and restated certificate of incorporation (the “charter”), the total number of shares of all classes of stock which we are authorized to issue is 3,590,000,000 shares, consisting of two classes: 3,580,000,000 shares of common stock, $0.001 par value per share (“common stock”), and 10,000,000 shares of preferred stock, $0.001 par value per share (“preferred stock”). As of January 30, 2017, there were 1,087,042,601 shares of our common stock issued and outstanding (the foregoing amount does not include 557,635,366 shares of common stock that we held as treasury stock as of that date) and no shares of our preferred stock issued and outstanding.

The following is a description of some of the terms of our common stock and preferred stock, our charter, our amended and restated bylaws (the “bylaws”) and certain provisions of the Delaware General Corporation Law (the “DGCL”). The following description is not complete and is subject to, and qualified in its entirety by reference to, our charter and bylaws, which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part and may be obtained as described below under “Where You Can Find More Information,” and the DGCL. You should read our charter and bylaws and the applicable provisions of the DGCL for a complete statement of the provisions described in this section and for other provisions that may be important to you.

Common Stock

Each share of our common stock is entitled to one vote per share on all matters submitted to a vote of our common stockholders. Our charter does not entitle the holders of our common stock to cumulative voting rights with respect to the election of our directors. This means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election by our common stockholders (assuming there are no outstanding shares of our preferred stock entitled to vote as a single class with our common stock in such election).

Nominees for election as directors at an annual meeting of stockholders shall stand for election to a one-year term expiring at the next annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to earlier death, resignation, retirement or removal. Pursuant to our bylaws and subject to the rights of any series of our preferred stock that may be outstanding, each member of our board of directors shall be elected by the affirmative vote of a majority of the votes cast with respect to such director (excluding abstentions) by the shares represented and entitled to vote at a meeting of stockholders at which a quorum is present; provided, however, that if our board of directors determines that the number of nominees for director exceeds the number of directors to be elected at such meeting (a “Contested Election”) and has not rescinded that determination as provided in our bylaws, each of the directors to be elected at such meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director. If an incumbent director fails to receive the affirmative vote of a majority of the votes cast at a meeting for the election of directors (other than a Contested Election), either our Corporate Governance and Nominating Committee or a committee of independent directors shall determine whether to accept or reject any resignation that may have been previously tendered by such incumbent director or whether other action should be taken (including whether to request the incumbent director to resign from the board of directors if no resignation has previously been tendered).

Unless otherwise provided by applicable law, the rules or regulations of any applicable stock exchange, or our charter or bylaws, every matter to be voted on by our stockholders, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of our stock entitled to vote thereon that are present in person or represented by proxy at the applicable meeting.

Our bylaws require us to include in our proxy materials for an annual meeting of stockholders the name of any person nominated for election to our board of directors by a stockholder or group of up to 20 stockholders who owned and have owned, or are acting on behalf of up to 20 beneficial owners who owned and have owned, in each case continuously for at least three years, at least 3% (determined as provided in our bylaws) of the aggregate voting power of our outstanding common stock and any other capital stock entitled to vote generally in the election of directors; provided that such stockholders give us written notice of such request within the time period set forth in our bylaws and such stockholders and their nominees satisfy the other requirements specified in our bylaws; and provided, further, that the number of such nominees whose names appear in our proxy materials shall not exceed the greater of (x) two nominees and (y) the largest whole number of nominees that does not exceed 20% of the number of our directors then in office, subject to possible reduction as provided in our bylaws.

Subject to any preferential rights of any outstanding shares of our preferred stock to receive dividends before any dividends may be paid on our common stock, the holders of our common stock will be entitled to share ratably in any dividends payable on our common stock that may be declared by our board of directors out of funds legally available for the payment of dividends. Upon our voluntary or involuntary liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in any of our assets remaining for distribution to our common stockholders after payment of or provision for our debts and other liabilities and subject to any preferential rights of any outstanding shares of our preferred stock to receive distributions in the event of our liquidation, dissolution or winding-up before distributions are made to holders of our common stock.

Our common stock is not entitled to preemptive rights.

Preferred Stock

Under our charter, our board of directors is authorized, without vote or other action by our stockholders, to cause the issuance of up to 10,000,000 shares of our preferred stock in one or more series from time to time, to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series (which may include, without limitation, voting rights, dividend rights and preferences, liquidation rights and preferences, redemption provisions and rights to convert the preferred stock of such series into other securities or property) and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). Our board of directors may authorize the issuance of preferred stock with voting, dividend, liquidation, conversion or other rights (which may include, without limitation, rights of one or more series of preferred stock, voting as a separate class, to elect one or more directors, rights of one or more series of preferred stock to vote with our common stock in the election of directors, and rights to receive dividends or to receive distributions in the event of our liquidation, dissolution or winding-up before any dividends or distributions may be paid to holders of our common stock) that could dilute or otherwise adversely affect the voting power or the dividend, liquidation or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, financings and other corporate purposes, could, among other things, have the effect of delaying, deterring or preventing a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also adversely affect the market price of our common stock and any other securities that we may issue as contemplated by this prospectus, and the voting, dividend, liquidation and other rights of the holders of our common stock.

Anti-Takeover Provisions of Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•	prior to the time the stockholder became an interested stockholder, the corporation’s board of directors approved either the applicable business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, among other things and in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation or (2) is an “affiliate” or “associate” (as defined in Section 203) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three year period.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter or prevent a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also adversely affect the market price of our common stock and any other securities that we may issue as contemplated by this prospectus.

Anti-Takeover Provisions of Our Charter and Bylaws

Certain provisions of our charter and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. For example, our charter and bylaws include anti-takeover provisions that:

•	authorize our board of directors, without vote or other action by our stockholders, to cause the issuance of preferred stock in one or more series from time to time and, with respect to each series, to establish the number of shares constituting that series and to fix the rights and other terms of that series, which may include, without limitation, voting rights, dividend rights and preferences, liquidation rights and preferences and rights to convert the preferred stock of such series into other securities or property;

•	provide that, subject to the rights of any series of our preferred stock that may be outstanding, vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by a majority of directors then in office, even though less than a quorum, or by the sole remaining director;

•	provide that the number of directors constituting our board of directors shall be fixed from time to time by resolution adopted by our board of directors;

•	require that actions to be taken by our stockholders must be taken at an annual or special meeting of our stockholders and not by written consent;

•	establish advance notice procedures and other requirements for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting;

•	provide that, subject to the rights of any series of preferred stock that may be outstanding and except as may be required by law, special meetings of stockholders may be called only by (1) our board of directors; (2) our Chairman of the Board; (3) our Chief Executive Officer; or (4) our Secretary upon the written request of one or more of our stockholders that have continuously held, for their own account or on behalf of others, at least a 25% aggregate “net long position” (as defined and determined as provided in our bylaws) of our outstanding common stock for at least 30 days as of the date such request is delivered to us and that have complied with the other requirements set forth in our bylaws; and

•	do not give the holders of our common stock cumulative voting rights with respect to the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by our common stockholders.

The provisions described above are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may also delay, deter or prevent a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also adversely affect the market price of our common stock and any other securities that we may issue as contemplated by this prospectus. These provisions may also have the effect of preventing changes in our management.

Limitation on Liability of Directors; Indemnification of Directors and Officers

Our charter provides that, to the fullest extent permitted by law, none of our directors shall be personally liable for monetary damages for breach of fiduciary duty as a director. Our bylaws provide that we will indemnify our officers and directors to the fullest extent permitted by the DGCL. We believe that these limitations of liability and indemnification provisions are useful to attract and retain qualified directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc.

Nasdaq Global Select Market Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “EBAY”.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt securities, common stock, preferred stock, depositary shares or units. Unless otherwise provided in the applicable prospectus supplement, each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. Additional information regarding any warrants we may offer and the related warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares representing fractional interests in shares of our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary. Depositary shares may be evidenced by depositary receipts issued pursuant to the related deposit agreement. Additional information regarding any depositary shares we may offer, the series of preferred stock represented by those depositary shares and the related deposit agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of, among other things, any of our other securities described in this prospectus or securities of third parties. Unless otherwise provided in the applicable prospectus supplement, each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, the securities specified in the applicable prospectus supplement at a specified price or prices, which may be based on a formula, all as set forth in the applicable prospectus supplement. Additional information regarding any purchase contracts we may offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any of our other securities described in this prospectus, which units may also include securities of third parties. Additional information regarding any units we may offer will be set forth in the applicable prospectus supplement.

BOOK-ENTRY FORM AND TRANSFER

Unless otherwise indicated in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more debt securities in global, fully registered form (“global securities”), without interest coupons. Each such global security will be deposited with DTC or the trustee under the indenture for the debt securities, as custodian for DTC, and registered in the name of DTC or a nominee of DTC (we sometimes refer to DTC or any other depositary for the global securities of any series as the “Depositary”).

Investors may hold their interests in a global security directly through DTC if they are DTC participants (as defined below) or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of beneficial interests in the global securities of any series will not be entitled to receive debt securities of such series in definitive, certificated form (“certificated securities”) or to have debt securities of such series registered in their names.

We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities of institutions that have accounts with DTC (“participants”) to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include brokers, dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others, such as brokers, dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Upon the issuance of a global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual beneficial interests in the global security to the accounts of the applicable participants. Ownership of beneficial interests in each global security will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the interests of persons that are not participants).

So long as DTC or its nominee is the registered holder of a global security, DTC or such nominee, as the case may be, will be considered the sole holder and owner of the debt securities represented by such global security for all purposes under the indenture and such debt securities. Owners of beneficial interests in a global security will not be considered the owners or holders of those debt securities under the indenture, will not be able to transfer those beneficial interests except in accordance with the procedures of DTC and its participants and, except under the limited circumstances set forth below, will not be entitled to receive certificated securities or to have debt securities registered in their names. Accordingly, each owner of a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which it owns its beneficial interest to exercise any rights of a holder of debt securities under the indenture. We understand that, under existing industry practice, in the event owners of beneficial interests in global securities of any series wish to take any action that DTC or its nominee, as the holder of such global securities, is entitled to take, DTC would authorize the applicable participants to take such action, and that such participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of such beneficial owners. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal of, or premium or interest, if any, on, a global security, will credit the applicable participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in “street name”; those payments will be the responsibility of such participants. Neither we, the trustee nor any agent of ours or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global securities.

Unless and until it is exchanged in whole or in part for certificated securities under the limited circumstances described below, a global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

The indenture provides that the global securities of any series will be exchanged for debt securities of the same series in certificated form only in the following limited circumstances:

(1) we receive notice from the Depositary that it is unwilling or unable to continue as depository for the global securities of such series or if the Depositary ceases to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor Depositary for the global securities of such series registered as clearing agency under the Exchange Act within 90 days after the date we receive such notice or learn that the Depositary has ceased to be so registered;

(2) we in our sole discretion determine that the global securities of such series shall be exchanged (in whole but not in part) for debt securities of such series in certificated form and we deliver to the trustee an officers’ certificate to such effect; or

(3) an event of default with respect to the debt securities of such series shall have occurred and shall be continuing.

Any global security of any series that is exchanged for certificated securities as provided above will be exchanged for an equal aggregate principal amount of certificated securities of the same series, in authorized denominations and registered in such names as the Depositary instructs the trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in the global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions described in the applicable prospectus supplement, which may include:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing or any other methods of sale.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices;

•	negotiated prices; or

•	other prices determined as provided in the applicable prospectus supplement.

Direct Sales

We may sell the securities directly to institutional investors or others. The applicable prospectus supplement will describe the terms of any sale of securities we are offering to purchasers directly. Direct sales may be arranged by a broker-dealer or other financial intermediary.

To Underwriters

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of any securities.

Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from purchasers.

Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the applicable securities if any are purchased.

Underwriters may over-allot or effect transactions that may stabilize, maintain or otherwise affect the market price of the applicable securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. However, the underwriters will be under no obligation to perform any such transactions and any such transactions, if commenced, may be discontinued at any time without notice.

To or Through Agents and Dealers

We will name any agent involved in a sale of any securities, as well as any commissions payable by us to such agent, in a prospectus supplement.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus then, unless otherwise stated in the applicable prospectus supplement, we will sell the securities to the dealer, as principal, and the dealer may then resell the securities at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery Contracts

If we so specify in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by institutions to purchase the securities pursuant to contracts providing for payment and delivery on future dates. Such contracts may be subject to conditions described in the applicable prospectus supplement.

If so provided in the applicable prospectus supplement, underwriters, dealers and agents will not be responsible for the validity or performance of any delayed delivery contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

Other

Underwriters, agents or dealers involved in the offering or sale of our securities and their affiliates may engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

There is no existing market for the securities described in this prospectus (other than our common stock) and, unless otherwise indicated in the applicable prospectus supplement, we do not intend to apply for listing of those securities (other than our common stock) on any securities exchange or automated quotation system. Accordingly, there can be no assurance that a trading market for the applicable securities will develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the applicable securities, whether you will be able to sell your securities or the prices at which you may be able to sell your securities.

LEGAL MATTERS

Sidley Austin LLP, San Francisco, California, will pass upon the validity of the securities being offered by this prospectus for us.

EXPERTS

The financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of eBay Inc. for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information about the operation of the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s internet site can be found at http://www.sec.gov.

This prospectus constitutes part of a registration statement filed under the Securities Act. As permitted by the SEC’s rules, this prospectus omits certain information that is included or incorporated by reference in the registration statement. For further information about us and the securities, you should read the registration statement and the exhibits thereto. You may read and copy those documents as described in the immediately preceding paragraph. Statements contained in this prospectus or any applicable prospectus supplement as to the contents of any contract or other document are not complete and in each instance we refer you to the copy of the contract or document filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference in this prospectus, and each such statement is qualified in all respects by such reference.

The SEC allows us to incorporate by reference in this prospectus information that we file with the SEC, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. The information incorporated or deemed to be incorporated by reference is deemed to be part of this prospectus.

We incorporate by reference the documents listed below that we have filed with the SEC (other than any document, portion of a document, information or exhibit that is “furnished” to the SEC, including, without limitation, any information under Item 2.02 or Item 7.01, and any related information “furnished” under Item 9.01, of any Current Report on Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2016; and

•	our proxy statement on Schedule 14A filed with the SEC on March 23, 2016.

We also incorporate by reference into this prospectus all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have terminated the offering (other than any document, portion of a document, information or exhibit that is “furnished” to the SEC, including, without limitation, any information under Item 2.02 or Item 7.01, and any related information “furnished” under Item 9.01, of any Current Report on Form 8-K).

Documents incorporated by reference in this prospectus after the date hereof will automatically update and, to the extent inconsistent, supersede the information contained and incorporated by reference in this prospectus. In that regard, any information contained in this prospectus, any applicable prospectus supplement or any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a subsequent statement contained in this prospectus, any applicable prospectus supplement or free writing prospectus, or any other document that is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus.

Documents incorporated by reference herein, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, are available without charge to each person (including a beneficial owner) to whom this prospectus is delivered by requesting them in writing, by telephone or via the internet, at:

eBay Inc.

2025 Hamilton Avenue

Attn: Investor Relations

San Jose, CA 95125

(866) 696-3229

https://investors.ebayinc.com

The information contained on or that can be accessed through any of our websites is not a part of this prospectus, the registration statement of which this prospectus forms a part, any document incorporated or deemed to be incorporated by reference herein, any prospectus supplement or any related free writing prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by the registrant in connection with the registration of securities pursuant to this registration statement. The actual amount of fees and expenses payable by the registrant in connection with the offering and sale of such securities will be determined from time to time in connection with the offering of securities pursuant to this registration statement.

SEC registration fee	$ (1)
Accounting fees and expenses	$ (2)
Legal fees and expenses	$ (2)
Rating agency fees and expenses	$ (2)
Trustee fees and expenses	$ (2)
Printing and miscellaneous expenses	$ (2)
Total	$ (2)

(1)	This registration statement relates to the registration of securities having an indeterminate maximum aggregate principal amount. Payment of the registration fee has been deferred and will be made in accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933.
(2)	Estimated offering expenses are not presently known and will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

As permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”), the registrant’s amended and restated bylaws (the “bylaws”) provide that (i) the registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL (provided, however, that the registrant is required to provide indemnification with respect to a proceeding (or part thereof) initiated by one of such persons only if the proceeding (or part thereof) is authorized by the registrant’s board of directors), (ii) the registrant may, in its discretion, indemnify other persons as set forth in the DGCL, (iii) to the fullest extent permitted by the DGCL, the registrant is required to advance all expenses incurred by its directors and officers in connection with a legal proceeding (subject to certain exceptions), (iv) the rights conferred in the bylaws are not exclusive, (v) the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and (vi) the registrant may not retroactively amend the bylaws provisions relating to indemnity.

The registrant has entered into agreements with its directors and executive officers that require the registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts that such person becomes legally obligated to pay (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Any underwriting agreement that the registrant enters into in connection with an offering of securities registered hereunder may require the underwriters to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, including liabilities arising under the Securities Act of 1933.

Item 16.	Exhibits.

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement(1)

4.1	Registrant’s Amended and Restated Certificate of Incorporation (filed as exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on April 27, 2012 (file no. 000-24821) and incorporated herein by reference)

4.2	Registrant’s Amended and Restated Bylaws (filed as exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on March 18, 2016 (file no. 001-37713) and incorporated herein by reference)

4.3	Indenture dated as of October 28, 2010 between the registrant and Wells Fargo Bank, National Association, as trustee (filed as exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on October 28, 2010 (file no. 000-24821) and incorporated herein by reference)

4.4	Supplemental Indenture dated as of October 28, 2010 between the registrant and Wells Fargo Bank, National Association, as trustee (filed as exhibit 4.2 to the registrant’s Current Report on Form 8-K filed on October 28, 2010 (file no. 000-24821) and incorporated herein by reference)

4.5	Form of debt security (filed as exhibit 4.3 to the registrant’s Registration Statement on Form S-3ASR filed on July 22, 2011 (file no. 333-175733) and incorporated herein by reference)

4.6	Form of common stock certificate (filed as exhibit 4.01 to the registrant’s Registration Statement on Form S-1/A filed on August 19, 1998 (file no. 333-59097) and incorporated herein by reference)

4.7	Form of certificate of designation for preferred stock(1)

4.8	Form of preferred stock certificate(1)

4.9	Form of deposit agreement(1)

4.10	Form of depositary receipt(1)

4.11	Form of warrant agreement(1)

4.12	Form of warrant certificate(1)

4.13	Form of purchase contract agreement(1)

4.14	Form of unit agreement(1)

5.1	Opinion of Sidley Austin LLP

12.1	Computation of ratio of earnings to fixed charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1	Power of attorney (included on signature page)

25.1	Statement of eligibility of trustee on Form T-1

(1)	To be filed by amendment hereto or as an exhibit to a document incorporated or deemed to be incorporated by reference herein, if applicable.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 6, 2017.

eBay Inc.

By:	/s/ Devin N. Wenig
Devin N. Wenig
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Devin N. Wenig, Scott F. Schenkel, Marie Oh Huber and Brian J. Doerger, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and any additional registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, or SEC, and generally to do any and all such things in such person’s name, place and stead and in such person’s capacity as an officer and/or director of the registrant in connection therewith; granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing that they or any of them deems necessary or appropriate to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any substitutes or substitute therefor, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Devin N. Wenig Devin N. Wenig	President, Chief Executive Officer and Director (Principal Executive Officer)	February 6, 2017

/s/ Scott F. Schenkel Scott F. Schenkel	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	February 6, 2017

/s/ Brian J. Doerger Brian J. Doerger	Vice President, Chief Accounting Officer (Principal Accounting Officer)	February 6, 2017

/s/ Pierre M. Omidyar Pierre M. Omidyar	Founder and Director	February 6, 2017

/s/ Thomas J. Tierney Thomas J. Tierney	Chairman of the Board and Director	February 6, 2017

Signature	Title	Date

/s/ Fred D. Anderson Fred D. Anderson	Director	February 6, 2017

/s/ Edward W. Barnholt Edward W. Barnholt	Director	February 6, 2017

/s/ Anthony J. Bates Anthony J. Bates	Director	February 6, 2017

/s/ Logan D. Green Logan D. Green	Director	February 6, 2017

/s/ Bonnie S. Hammer Bonnie S. Hammer	Director	February 6, 2017

/s/ Kathleen C. Mitic Kathleen C. Mitic	Director	February 6, 2017

/s/ Paul S. Pressler Paul S. Pressler	Director	February 6, 2017

/s/ Robert H. Swan Robert H. Swan	Director	February 6, 2017

/s/ Perry M. Traquina Perry M. Traquina	Director	February 6, 2017

Exhibit Index

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement(1)

4.1	Registrant’s Amended and Restated Certificate of Incorporation (filed as exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on April 27, 2012 (file no. 000-24821) and incorporated herein by reference)

4.2	Registrant’s Amended and Restated Bylaws (filed as exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on March 18, 2016 (file no. 001-37713) and incorporated herein by reference)

4.3	Indenture dated as of October 28, 2010 between the registrant and Wells Fargo Bank, National Association, as trustee (filed as exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on October 28, 2010 (file no. 000-24821) and incorporated herein by reference)

4.4	Supplemental Indenture dated as of October 28, 2010 between the registrant and Wells Fargo Bank, National Association, as trustee (filed as exhibit 4.2 to the registrant’s Current Report on Form 8-K filed on October 28, 2010 (file no. 000-24821) and incorporated herein by reference)

4.5	Form of debt security (filed as exhibit 4.3 to the registrant’s Registration Statement on Form S-3ASR filed on July 22, 2011 (file no. 333-175733) and incorporated herein by reference)

4.6	Form of common stock certificate (filed as exhibit 4.01 to the registrant’s Registration Statement on Form S-1/A filed on August 19, 1998 (file no. 333-59097) and incorporated herein by reference)

4.7	Form of certificate of designation for preferred stock(1)

4.8	Form of preferred stock certificate(1)

4.9	Form of deposit agreement(1)

4.10	Form of depositary receipt(1)

4.11	Form of warrant agreement(1)

4.12	Form of warrant certificate(1)

4.13	Form of purchase contract agreement(1)

4.14	Form of unit agreement(1)

5.1	Opinion of Sidley Austin LLP

12.1	Computation of ratio of earnings to fixed charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1	Power of attorney (included on signature page)

25.1	Statement of eligibility of trustee on Form T-1

(1)	To be filed by amendment hereto or as an exhibit to a document incorporated or deemed to be incorporated by reference herein, if applicable.